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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 22, 2002 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) and to the use of our report dated February 1, 2002 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America in Post-Effective Amendment No. 2 to the Registration Statement No. 333-70950 on Form S-6 and related prospectus of Separate Account A of The Manufacturers Life Insurance Company (U.S.A.).



                                        /s/Ernst & Young, LLP

Philadelphia, Pennsylvania
April 23, 2002